                      FIRST AMENDMENT TO CREDIT AGREEMENT


          THIS FIRST AMENDMENT (this "Amendment") to the Credit Agreement dated as of July 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) among SPINNAKER ELECTRICAL TAPE COMPANY, a Delaware corporation (the "Borrower"), EACH OF THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES THERETO (each, a "Lender" and collectively, the "Lenders"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, as agent (in such capacity, the "Agent") for the Lenders, is made as of March 31, 1999 between the Borrower and the Lenders.


                                W I T N E S S E T H :


          WHEREAS, the Borrower has requested that the Lenders amend certain provision of the Credit Agreement as set forth herein; and

          WHEREAS, the Lenders are willing to agree to the requested amendments, but only on the terms and subject to the conditions set forth herein.

          NOW THEREFORE, the Borrower and the Lenders hereby agree as follows:

          SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT. Effective as of the date hereof, and subject to the satisfaction of the conditions to effectiveness set forth in Section 2, the Credit Agreement is hereby amended as follows:

               (a) Section 7.2(t) is amended by deleting "450,000" and substituting therefor "200,000".

               (b)  Section 7.2(u) is amended and restated as follows:
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               "(u) MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO.  The
          Borrower will not permit Consolidated Fixed Charge Coverage Ratio to be less than (i) 1.0:1.0 with respect to the month of December 1998;
          (ii) 1.0:1.0 with respect to each year to date period commencing January 1, 1999 and ending on the last day of each month (excluding the months of April and May) through December 31, 1999; (iii) .65:1.0 with respect to the period commencing January 1, 1999 and ending on April 30, 1999; (iv) .10:1.00 with respect to the period commencing January 1, 1999 and ending on May 31, 1999; and (v) 1.0:1.0 with respect to each consecutive four-quarter period commencing with the fiscal quarter ending March 31, 2000."

          SECTION 2. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective when the Agent shall have received a counterpart of this Amendment, duly executed by the Borrower and the Majority Lenders.

          SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

               (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and such other jurisdictions where it presently is, or proposes to be, engaged in business except for such other jurisdictions in which the failure to be in good standing could not be reasonably expected to have a Material Adverse Effect.

               (b) The execution, delivery and performance by the Borrower of this Amendment (i) are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene, violate or constitute a default under (A) the Governing Documents of the Borrower or
(B) any other Requirement of Law binding on or affecting the Borrower or its property, and (ii) will not result in or require the creation or imposition of any Lien of any nature upon or with respect to any property now owned or hereafter acquired by the Borrower.

               (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of this Amendment.

               (d) This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) general principles

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of equity.

               (e) All consents, filings and approvals required in connection with the execution, delivery and performance by the Borrower of this Amendment have been obtained or made and are in full force and effect.

               (f) There is no pending or, to the best of the Borrower's knowledge, threatened action or proceeding affecting the Borrower before any court, arbitrator or Governmental Authority which (i) purports to affect the legality, validity of enforceability of this Amendment or (ii) could individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

               (g) After giving effect to this Amendment, no Event of Default has occurred and is continuing.

          SECTION 4.  REFERENCE TO AND EFFECT ON THE CREDIT DOCUMENTS.

               (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" and words of like import, and each reference in the other Credit Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

               (b) Except as specifically amended herein, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or amendment of any right, power or remedy of the Agent or Lenders under any of the Credit Documents, or constitute a waiver or amendment of any provision of any of the Credit Documents.

               (d)  This Amendment shall constitute a Credit Document.

          SECTION 5.  COSTS, EXPENSES AND TAXES.   The Borrower agrees to pay
the Agent on demand, for all of the costs and expenses incurred by the Agent in connection with this Amendment, including, without limitation, the reasonable fees and expenses of counsel to the Agent.

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          SECTION 6.  EXECUTION IN COUNTERPARTS, ETC.  This Amendment may be
executed in counterparts, each of which when so executed and delivered shall be deemed to be an original, and both of which taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by telecopier with the same force and effect as if the same were a fully executed and delivered manual counterpart.

          SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.



                              TRANSAMERICA BUSINESS CREDIT
                              CORPORATION


                              By:  /s/ Robert L. Heinz
                                  -------------------------------------
                                  Name:  Robert L. Heinz
                                  Title: Senior Vice President



                              SPINNAKER ELECTRICAL TAPE COMPANY


                              By:  /s/ Mark Matteson
                                  -------------------------------------
                                  Name:  Mark Matteson
                                  Title: Vice President



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